                                                                FILE NO. _______



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                      ------------------------------------


                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                      ------------------------------------


                          THE GOLDMAN SACHS GROUP, INC.
             (Exact name of registrant as specified in its charter)


        DELAWARE                                              13-4019460
(State of incorporation or                                 (I.R.S. Employer
    organization)                                         Identification No.)


                    85 BROAD STREET, NEW YORK, NEW YORK 10004
               (Address of principal executive offices) (Zip Code)


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [x]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates:
333-74449

Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class                   Name of each exchange on which
         to be so registered                   each class is to be registered
         -------------------                   ------------------------------
COMMON STOCK, PAR VALUE $0.01 PER SHARE        THE NEW YORK STOCK EXCHANGE, INC.
     SHAREHOLDER PROTECTION RIGHTS             THE NEW YORK STOCK EXCHANGE, INC.

Securities to be registered pursuant to Section 12(g) of the Act:


                                     None
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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

              A description of the common stock, par value $0.01 per share (the "Common Stock"), and the Shareholder Protection Rights (the "Rights" and together with the Common Stock, the "Securities") of The Goldman Sachs Group, Inc. (the "Registrant") will be contained in a prospectus, constituting part of the Registrant's Registration Statement on Form S-1 (File No. 333-74449) (the "Registration Statement") relating to the Securities, to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (such prospectus as filed pursuant to Rule 424(b), the "Prospectus"). The description of the Securities contained in the Prospectus is hereby incorporated by reference into this Form 8-A. Copies of such description will be filed with the New York Stock Exchange, Inc.


ITEM 2. EXHIBITS.

Exhibit No                 Description
----------                 -----------
     (1)                   Form of Amended and Restated Certificate of
                           Incorporation of the Registrant (incorporated herein
                           by reference to Exhibit 3.1 of the Registration
                           Statement).

     (2) By-Laws of the Registrant (incorporated herein by reference to Exhibit 3.2 of the Registration
                           Statement).

     (3)                   Specimen of certificate representing the Common Stock
                           (incorporated herein by reference to Exhibit 4.1 of the Registration Statement).

     (4)                   Stockholder Protection Rights Agreement, dated as of
                               , 1999, between The Goldman Sachs Group, L.P. and
                           ChaseMellon Shareholder Services, L.L.C., as Rights
                           Agent (incorporated herein by reference to Exhibit
                           4.2 of the Registration Statement).

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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                THE GOLDMAN SACHS GROUP, INC.


                                By:  /s/    Gregory K. Palm
                                     -------------------------
                                     Name:  Gregory K. Palm
                                     Title: General Counsel



Date:  April 27, 1999